UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information in this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and shall not be incorporated or deemed to be incorporated by reference into any filing by PayPal Holdings, Inc., or the company, under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

On April 26, 2017, PayPal Holdings, Inc. announced its financial results for the quarter ended March 31, 2017. A copy of the company's press release announcing its financial results and certain other information is attached as Exhibit 99.1 to this report.

The attached press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or the SEC: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate and free cash flow. For an explanation of the foregoing non-GAAP measures, please see “Non-GAAP Measures of Financial Performance” included in the attached press release. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” “Reconciliation of GAAP Net Revenues by Type to Non-GAAP Pro Forma Net Revenues by Type, and GAAP Net Revenues by Geography to Non-GAAP Pro Forma Net Revenues by Geography,” and “Reconciliation of Operating Cash Flow to Free Cash Flow,” included in the attached press release. In addition, the company has included certain pro forma adjustments in its presentation of certain historical revenue measures in the attached press release (collectively referred to as “non-GAAP pro forma measures”). These adjustments reflect items that are factually supportable, directly attributable to the separation of the company from eBay Inc. on July 17, 2015, and expected to have a continuing impact on the company’s results of operations. The company has included these pro forma adjustments because management believes that they help to facilitate comparisons of the company’s operating results between periods. In discussing year-over-year comparisons, the company has chosen to present non-GAAP pro forma measures because it believes that these measures provide investors a consistent basis for reviewing the company’s performance across different periods.

The attached press release also contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations and plans of the company that reflect PayPal's current projections and forecasts. A more thorough discussion of certain factors that could adversely affect PayPal's results of operations, financial condition, expectations and plans or that could cause actual result to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's investor relations web site at https://investor.paypal-corp.com or the SEC's web site at www.sec.gov. All information in the attached press release is as of April 26, 2017. Undue reliance should not be placed on the forward-looking statements in the attached press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this report:

99.1	Press release dated April 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date:	April 26, 2017	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated April 26, 2017